Exhibit 99.2

CAPITAL LODGING

AUDIT COMMITTEE CHARTER

                    , 2004

The following shall constitute the Audit Committee Charter (the “Charter”) of the board of trustees of Capital Lodging (the “Company”):

I.	ORGANIZATION

There shall be constituted a standing committee of the board of trustees of the Company (the “Board”) to be known as the audit committee (the “Audit Committee”).

II.	COMPOSITION AND SELECTION

The Audit Committee shall be comprised of three or more trustees. On and after the date (the “Public Trading Date”) on which securities of the Company are registered with the Securities and Exchange Commission (the “SEC”), the members of the Audit Committee shall meet the independence, financial literacy and similar requirements of all applicable rules and regulations of the SEC, the New York Stock Exchange or any other securities exchanges or market in which securities of the Company are listed (collectively, the “Exchanges”).

All members of the Audit Committee shall have a requisite working familiarity with basic finance and accounting practices to be financially literate in compliance with the applicable rules of the SEC and the Exchanges. At least one member of the Audit Committee shall have accounting or related financial management expertise in compliance with the applicable rules of the SEC and the Exchanges.

No member of the Audit Committee may serve on the audit committees of more than three public companies. If an audit committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee and disclose such determination in the Company’s annual proxy statement.

The members of the Audit Committee shall be appointed by the Board, at the Board’s annual meeting, on the recommendation of the Board or the Nominating and Corporate Governance Committee, and may be removed by the Board. The members of the Audit Committee shall serve for one year or until their successors are duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by majority vote of the full Audit Committee membership.

The duties and responsibilities of Audit Committee members contained herein shall be in addition to those duties otherwise required for members of the Board.

III.	STATEMENT OF PURPOSE

The primary function of the Audit Committee shall be to assist the Board in discharging its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries by monitoring (1) these practices, generally; (2) the integrity of the financial statements and other financial information provided by the Company to its shareholders, any governmental body or the public; (3) the Company’s compliance with legal and regulatory requirements; (4) the independent auditor’s qualifications and independence; and (5) the performance of the Company’s independent auditors and internal audit functions and the integrity of the systems of internal controls regarding finance and accounting that management and the Board have established.

The Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

IV.	COMMITTEE OBJECTIVES

The Audit Committee’s primary objectives include providing an independent, direct and open avenue of communication among the Company’s independent accountants, management, internal auditing department, and the Board; serving as an independent and objective party to review the Company’s financial reporting processes and internal control systems; overseeing with management the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices; reviewing and considering the work of the Company’s independent accountants and internal auditing department; reviewing the adequacy of the internal audit department’s staffing and the qualifications of its personnel; and reviewing whether available technology is being used to maximize the efficiency and effectiveness of the internal audit function.

V.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The independent auditor shall be ultimately accountable to the Board through the Audit Committee. The Audit Committee shall consult with management but shall not delegate these responsibilities.

The Audit Committee may form subcommittees and delegate authority to subcommittees when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist the Committee in the conduct of any investigation.

The Audit Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter, at least annually, and shall recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

(1) Review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical; review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; consider and approve, when appropriate, any significant changes in the Company’s accounting and auditing policies; review and discuss any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports; review and discuss major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(2) Review and discuss with management and the independent auditor the annual audited financial statements, including, when applicable, disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K, when applicable;

(3) Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements, prior to the filing of its Form l0-Q, when applicable;

(4) Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which are relevant to an understanding of the Company’s financial statements;

(5) Review and discuss with management earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of “pro forma” or “adjusted” non-GAAP information;

(6) Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

(7) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements.

Oversight of the Company’s Relationship with the Independent Auditor

(1) Obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm or its predecessors; (c) any steps taken to deal with such issues; (d) all relationships between the independent auditor and the Company; and (e) any other relationships that may adversely affect the independence of the auditor. The Audit Committee should assess the independence of the independent auditor, including that of the independent auditor’s lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements;

(2) Evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor’s lead partner, taking into consideration the opinions of management and the internal auditors; and present its conclusions with respect to such evaluations to the full Board;

(3) Set clear hiring policies for employees or former employees of the independent auditors, taking into account pressures that may exist for auditors consciously or subconsciously seeking a job with the Company;

(4) Discuss with the independent auditor its ultimate accountability to the Board through the Audit Committee;

(5) Establish policies and procedures for the engagement of the independent auditor to provide non-audit services; consider whether the independent auditor’s performance of information technology and other non-audit services is compatible with the auditor’s independence;

(6) Consider whether there should be a regular rotation of the lead audit partner, or the independent auditing firm itself in order to assure continuing independence of the independent auditor; and

(7) Discuss with the independent auditor’s national office matters of audit quality and consistency and issues on which the office was consulted by the Company’s independent auditor.

Process Improvement

(1) Establish regular and separate systems of reporting to the Audit Committee by the Company’s management, the independent auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements, and the view of each as to the appropriateness of such judgments;

(2) Review and discuss with the independent auditor the audit planning and procedures, including the scope, fees, staffing and timing of the audit; review and discuss the results of the audit exam and management letters, and any reports of the independent auditor with respect to the interim period;

(3) Review with the Company’s internal auditors and the independent auditor the coordination of their audit efforts to assure completeness of coverage, reduction of redundant efforts and effective use of audit resources;

(4) Review separately with the Company’s management, the independent auditor and the internal auditing department, following completion of the Company’s annual audit, any significant difficulties encountered during the course of the audit, including: (a) difficulties with management’s response; (b) any restrictions on the scope of work or access to required information; and (c) the nature and extent of any significant changes in accounting principles or the application therein;

(5) Review any significant disagreement among the Company’s management and its independent auditor or the internal auditing department in connection with the preparation of the Company’s financial statements;

(6) Review any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial, or otherwise); review any “management” or “internal control” letters issued, or proposed to be issued, by the audit firm to the Company; and

(7) Review with the Company’s independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices and standards, as approved by the Audit Committee, have been implemented, with such review to be conducted at an appropriate amount of time subsequent to implementation of any changes or improvements thereto, as decided by the Audit Committee in its discretion.

Oversight of the Company’s Internal Audit Function

(1) Review the appointment, replacement, reassignment or dismissal of the members of the Company’s internal auditing department, including the appointment and replacement of the chief financial officer or other senior internal auditing executive;

(2) Review the regular internal reports to management prepared by the internal auditing department and management’s responses; and

(3) Discuss with the independent auditor the internal audit department’s responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

(1) Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

(2) Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations with the Company’s Code of Business Conduct and Ethics;

(3) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

(4) Review any material pending legal proceedings involving the Company and other contingent liabilities; discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies; and

(5) Receive, retain and resolve complaints the Company may receive from employees on a confidential, anonymous basis and others regarding accounting, internal accounting controls and auditing matters. The Company has established procedures for handling such complaints, which are set forth in Section VI.

Ethical and Legal Compliance

(1) Review with the Company’s counsel legal compliance matters, including corporate securities trading policies;

(2) Review the procedures established by the Company that monitor the Company’s compliance with its loan and indenture covenants and restrictions; and

(3) Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

VI.	PROCESS FOR HANDLING COMPLAINTS ABOUT ACCOUNTING MATTERS

As part of the Board of Trustees’ procedure for receiving and handling complaints or concerns about the Company’s conduct, the Audit Committee has established the following procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(1) The Company has established a mail and e-mail address for receiving anonymous complaints regarding accounting, internal accounting controls or auditing matters.

(2) All such complaints will be sent to the chair of the Audit Committee.

(3) All complaints will be tracked on a separate Board of Trustees’ docket, but handled by the company’s finance and legal staff in the normal manner, except as the Audit Committee may request.

(4) The status of the specially docketed complaints will be reported on a quarterly basis to the chair of the Audit Committee and, if they so direct, to the Audit Committee or the full Board of Trustees.

(5) The Audit Committee chair may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.

VII.	MEETINGS

The Audit Committee shall meet separately, as often as may be deemed necessary or appropriate in its judgment, but at least [four] times per calendar year, with the Company’s management, internal auditors and independent auditors, which shall include a review of the Company’s financial statements. Following each meeting, the Audit Committee shall report to the Board at the next regularly scheduled Board meeting, or sooner, as circumstances may dictate.

In addition, the Audit Committee shall meet quarterly in person or by telephone in executive session with the Company’s independent accountants.

VIII.	LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to certify the Company’s financial statements or to guarantee the auditor’s report. These are the responsibilities of management and the independent auditor.

IX.	CONSISTENCY WITH DECLARATION OF TRUST

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Declaration of Trust or the Bylaws of the Company, the Declaration of Trust or the Bylaws, as appropriate, shall fully control.

X.	CERTIFICATION

This Audit Committee Charter was duly approved and adopted by the Board of the Company on the                      day of                     , 2004.

Annex A

EMPLOYEE COMPLAINT PROCEDURES

FOR ACCOUNTING AND AUDITING MATTERS

Any employee of the Company may submit a good faith complaint regarding accounting or auditing matters to the management of the Company without fear of dismissal or retaliation of any kind. The Company is committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Company’s Audit Committee will oversee treatment of employee concerns in this area.

In order to facilitate the reporting of employee complaints, the Company’s Audit Committee has established the following procedures for (1) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters (“Accounting Matters”) and (2) the confidential, anonymous submission by employees of concern regarding questionable accounting or auditing matters.

Receipt of Employee Complaints

•	Employees with concerns regarding Accounting Matters may report their concerns to the General Counsel of the Company.

•	Employees may forward complaints on a confidential or anonymous basis to the General Counsel through e-mail or regular mail:

[        ]

General Counsel

Capital Lodging

[2927 Maple Avenue, Suite 503]

Dallas, Texas 75201

[e-mail address to come]

Scope of Matters Covered by These Procedures

These procedures relate to employee complaints relating to any questionable accounting or auditing matters, including, without limitation, the following:

•	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company;

•	fraud or deliberate error in the recording and maintaining of financial records of the Company;

•	deficiencies in or noncompliance with the Company’s internal accounting controls;

•	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or

•	deviation from full and fair reporting of the Company’s financial condition.

Treatment of Complaints

•	Upon receipt of a complaint, the General Counsel will (i) determine whether the complaint actually pertains to Accounting Matters and (ii) when possible, acknowledge receipt of the complaint to the sender.

•	Complaints relating to Accounting Matters will be reviewed under Audit Committee direction and oversight by the General Counsel, Internal Audit or such other persons as the Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.

•	Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

•	The Company will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Reporting and Retention of Complaints and Investigations

•	The General Counsel will maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and such log will be maintained in accordance with the Company’s document retention policy.